2021 Investor Day New York Stock Exchange December 8, 2021

Ryan Martinez VP Investor Relations Introduction

Page 3 Cautionary statement regarding forward-looking statements The Company’s 2021 Investor Day presentations and slides contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on, and include statements about, the Company’s current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, statements related to (i) the Company's financial outlook, goals, expectations, plans, strategies, and projected results of operations, including factors and assumptions underlying the Company's expectations and projections; (ii) the Company’s Vision; (iii) the Company’s strategic priorities and initiatives, including the Company’s plans for focus areas in 2022 and goals related to diversity, equity, and inclusion, and environmental sustainability; (iv) the Company’s plans and expectations with respect to load factor; (v) the Company’s plans, expectations, and goals with respect to capacity; (v) the Company's expectations with respect to fuel costs, fuel efficiency, hedging gains, and the Company's related management of risks associated with changing jet fuel prices, including factors underlying the Company's expectations; (vi) the Company’s expectations regarding passenger demand, fares, and bookings, including with respect to managed business revenues; (vii) the Company’s productivity goals, including factors and assumptions underlying the Company’s plans and expectations; (viii) the Company's plans and expectations regarding its fleet and fleet delivery schedule, including fleet modernization and other factors and assumptions underlying the Company's plans and expectations; (ix) the Company's plans, estimates, and assumptions related to repayment of debt obligations, interest expense, and capital spending; (x) the Company’s goals with respect to dividends and share repurchases; (xi) the Company’s goals and oppor tunities with respect to Southwest Business, Global Distribution Systems, distributing fares to business travelers, and growing managed business revenues; (xii) the Company’s network plans and expectations and the associated utilization of its fleet, including with respect to the restoration of the Company’s network and maturation of new markets; (xiii) the Company’s plans and expectations with respect to its expected new fare product; (xiv) the Company’s plans and expectations with respect to a new revenue management system; (xv) the Company’s plans and expectations with respect to its co-brand loyalty agreement; (xvi) the Company's plans for a more robust Southwest Vacations program; (xvii) the Company’s plans and strategies to improve operational performance, efficiency, and reliability, including its plans to modern ize its fleet, processes, and technical infrastructure; to mobilize its Customers and Employees with information and tools; and to optimize its decision support tools; and (xviii) the Company’s plans and expectations related to labor matters. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary from those expressed in or indicated by them. Factors include, among others, (i) any negative developments related to the COVID-19 pandemic, including, for example, with respect to the duration, spread, severity, or any recurrence of the COVID-19 pandemic or any new variant strains of the underlying virus; the effectiveness, availability, and usage of COVID-19 vaccines; the impact of vaccine mandates required by Executive Order and other governmental actions on the Company’s business plans and its ability to retain key Employees; the extent of the impact of COVID-19 on overall demand for air travel and the Company's related business plans and decisions; and the impact of the COVID-19 pandemic on the Company's access to capital; (ii) the impact of labor matters on the Company’s business decisions, plans, and strategies; (iii) the Company’s dependence on Boeing with respect to the Company’s operations, strategies, and goals; (iv) the Company's ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (v) the impact of fears or actual outbreaks of other diseases, extreme or severe weather and natural disasters, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, economic conditions, fears of terrorism or war, socio-demographic trends, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (vi) the Company's dependence on other third parties, in particular with respect to its fuel supply, environmental sustainability initiatives, operational improvements, and corporate travel enhancements, and the impact on the Company's operations and results of operations of any third party delays or nonperformance; (vii) the impact of governmental regulations and other governmental actions on the Company’s business plans and operations; (viii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company's fuel hedging strategies and positions, on the Company's business plans and results of operations; (ix) the Company’s dependence on its workforce, including its ability to employ sufficient numbers of qualified Employees to effectively and efficiently maintain its operations; (x) the impact of legislative and regulatory activity related to environmental sustainability, in particular with respect to carbon emissions, sustainable aviation fuel tax credits, and compliance requirements; (xi) the Company's ability to timely and effectively implement and maintain the necessary processes to support the utilization of sustainable aviation fuel; (xii) the Company's dependence on Boeing and the Federal Aviation Administration with respect to the certification of the Boeing MAX 7 aircraft; (xiii) the Company's and Boeing's dependence on other third-party providers to perform in accordance with expectations in connection with the manufacture and delivery of aircraft; (xiv) the impact of the Company's obligations and restrictions related to its participation in the U.S. Department of Treasury's payroll support programs and any related negative impact on the Company’s ability to retain key Employees; and (xv) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Gary Kelly Chairman of the Board & CEO Opening Remarks

Bob Jordan EVP & Incoming CEO Presentation

Page 6 Southwest Airlines Southwest has an unmatched record of top financial performance in the U.S. airline industry and is emerging from the pandemic with an improved competitive position Southwest is preparing to grow again and has a goal to return to its superior pre-pandemic financial performance Southwest has improved its competitive position in the industry due to managing well through the pandemic Southwest has a proven track record of industry leadership, and its business model and Vision remain intact

Page 7 Keeping our principles at Heart Our Purpose and Vision guide the way we work, and our unique qualities endure and support our industry-leading position Connect People to what’s important in their lives through friendly, reliable, and low-cost air travel Purpose To be the world’s most loved, most efficient, and most profitable airline Vision • Unmatched profitability record in the U.S. airline industry1 with a fortress balance sheet • Low fares and a robust, point-to- point network that supports market leadership • Strong Culture and best People • Outstanding Customer Service and Hospitality • Reliable, efficient, low-cost operations 1. The Company achieved 47 consecutive years of annual profitability through 2019.

Page 8 Past strategic initiatives Our past strategic initiatives drove significant value creation in 2015 through 2019 AirTran acquisition and integration EBIT contribution: 2013: $300M 2014: $500M 2015: $700M Fleet modernization and 737-800s Realized $700M2 incremental revenue All-New Rapid Rewards Program Realized hundreds of millions in incremental revenue International capabilities and new reservation system Achieved $500M annual pre-tax net synergies1 5-year (2015-2019) average after-tax ROIC: 18.8%3 1. Excluding acquisition and integration expenses 2. From inception of program through the end of 2014 3. ROIC is defined as annual after-tax return on invested capital, excluding special items Note: See reconciliation of reported amounts to non-GAAP financial measures

Page 9 Past value creation Our strong financial performance and solid execution resulted in significant value creation, which outpaced the market and related sectors in 2015 through 2019 Value creation of Southwest vs. other benchmarks After-tax ROIC to WACC spread1; in percentage points 3 0 12 6 9 Consumer discretionary S&P 500 Industrials 1. ROIC is a non-GAAP financial measure; WACC stands for Weighted Average Cost of Capital; spread represents the 5-year average 2015-2019 of ROIC in excess of WACC Note: Median ROIC & WACC for S&P 500 companies; data for S&P 500 firms from 2015 to 2019 (source: third-party investment firm)

Page 10 Refined strategic priorities We have refined our strategy for the next five years

Page 11 2022 focus areas We will focus on the basics next year while restoring our route network, and our goal is to be solidly profitable in 2022, including all quarters

Page 12 New strategic initiatives Our new strategic initiatives are expected to drive significant value that is estimated to generate $1 billion to $1.5 billion of incremental EBIT in 2023 Win more Customers and grow revenue Maintain our low-cost advantage Southwest Business and GDS participation New fare product and Revenue Management System modernization New Chase co-brand credit card agreement Fleet modernization Estimated EBIT contribution of $1 billion to $1.5 billion in 2023, with roughly half of the value estimated in 2022 Other key initiatives include: 1) plans to strengthen our Culture through a renewed focus on Diversity, Equity, and Inclusion, and 2) plans to protect the Planet and enhance ESG efforts through Environmental Sustainability actions and goals to minimize carbon emissions

Page 13 Diversity, Equity, and Inclusion Our Diversity, Equity, and Inclusion goals are aimed at strengthening our Culture Senior Management Committee (Executive) diversity Double the percentage of racial diversity and increase gender diversity of our Senior Management Committee by 2025 Hiring and development Evolve hiring and development practices to support diversity goals Senior Leadership diversity Measure progress in increasing diversity in Senior Leaders Community partners Engage breadth of community partners to leverage the Company’s relationships as we source diverse talent Our Board of Directors also set goals to increase diverse representation on the Board by 2025 Diversity, Equity, and Inclusion goals and practices

Page 14 ESG: Environmental Sustainability Our Environmental Sustainability goals are intended to minimize our carbon footprint Maintain carbon neutral growth to 2019 levels every year through 2030 Cap net carbon emissions at 2019 levels as available seat mile (ASM) growth resumes Reduce: At least 20% reduction in carbon emissions intensity by 2030 vs. 2019 Reduce carbon emissions per ASM through a combination of fleet modernization and operational fuel conservation efforts Replace: 10% of total fuel replaced with SAF by 2030 Secure a diverse portfolio of sustainable aviation fuel (SAF) through offtake agreements Offset: Purchase carbon offsets for remaining gap to meet 2030 target Launch a Customer carbon offset program, with matching and Rapid Rewards points; and purchase additional carbon offsets, as needed Environmental Sustainability targets: 2030 and 2050 timeframes We have a goal to achieve full carbon neutrality by 2050

Tammy Romo EVP & CFO Presentation

Page 16 Guidance metric 4Q 2021 Operating revenue (vs. 4Q 2019) Down 10% to 15% (Previous estimation: down 15% to 25%) Load factor 80% to 85% (No change from previous estimation) ASMs1 (vs. 4Q 2019) Down ~8% (No change from previous estimation) Fuel costs per gallon2 $2.15 to $2.25 (Previous estimation: $2.25 to $2.35) CASM-X3 (vs. 4Q 2019) Up 8% to 12% (No change from previous estimation) Leisure travel demand was strong for the Thanksgiving holiday. Based on current trends, leisure bookings continue to come in above expectations for December travel, and managed business revenues are expected to recover to down 55% to down 60% in December versus 2019 levels 4Q 2021 guidance update Our operating revenue outlook has improved based on stronger travel demand and fares, along with an incremental benefit from our new Chase co-brand agreement, and we now expect to be profitable in fourth quarter 1. Available Seat Miles 2. Includes fuel taxes, fuel hedging premium expense of $0.05 per gallon, and favorable cash settlements from fuel derivative contracts of $0.13 per gallon. Based on market values as of November 29, 2021. 3. Cost per Available Seat Mile, excluding fuel and oil expense, profitsharing, and special items

Page 17 Historical financial performance We consistently delivered industry-leading margins pre-pandemic 2018 and 2019 industry performance Net margin 11.2% 8.9% 5.1% 3.2% 5.3% 8.2% 2.5% 9.7% 4.7% 10.3% 10.1% 7.0% 3.7% 8.8% 7.9% 7.0% 12.6% 8.8%10% 0% 5% 15% 2018 2019 Note: Calculated as net income divided by operating revenues Source: Form 10-K filings We delivered 47 consecutive years of profitability through 2019 2019 net margin negatively impacted by ~2 points due to MAX grounding ULCCLegacy LCC

Page 18 Pandemic financial performance We are emerging from the pandemic with a strengthened financial position relative to our competitors • Raised $22.8 billion1 in 2020 and 2021 – $13.4 billion in debt issuances and sale-leaseback transactions – $2.2 billion through a common stock offering – $7.2 billion of PSP proceeds2 • Reduced costs – Significantly reduced capacity to match demand – Reduced 2020 cash outlays and spending by ~$8 billion compared with original plans • Pursued new revenue sources – Opened 18 new airports and expanded Hawaii, enabling revenue growth – Launched GDS platforms: Amadeus, Travelport, and Sabre Our efforts paid off:During the pandemic, we took steps to raise liquidity and manage our cash burn: Our balance sheet has improved relative to the U.S. airline industry and puts us in a strong position to support future growth We maintained an investment-grade balance sheet We emerged with a net cash position ahead of the competition We burned less cash than our peers 1. Net of transaction fees 2. Amounts received pursuant to the Payroll Support Program (the “PSP”) under the CARES Act were utilized to directly offset payroll expenses incurred by the Company, including specified benefits, between April 2020 and September 2020. For further information regarding the PSP, refer to the Company’s Forms 8-K filed April 21, 2020, June 1, 2020, June 30, 2020, July 31, 2020, and September 30, 2020. In January 2021, the Company entered into definitive documentation with the U.S. Treasury for further payroll support under the Consolidated Appropriations Act, 2021 (the "PSP Extension"). Refer to the Company’s Forms 8-K filed on January 15, 2021 and March 5, 2021 for further information regarding the PSP Extension. In April 2021, the Company entered into definitive documentation with the U.S. Treasury with respect to funding support pursuant to the American Rescue Plan Act of 2021 (the “ARP”). Refer to the Company’s Form 10-Q filed on April 27, 2021, Form 8-K filed on June 3, 2021, and Form 10-Q filed on July 27, 2021, for further information regarding funding under the ARP

Page 19 Fortress balance sheet Our balance sheet provided us advantaged access to liquidity and remains at the top of the U.S. airline industry with current cash1 of approximately $16 billion Credit ratings Leverage Net cash position3 Unencumbered assets2 Investment grade 24% $13.4 billion $1.4 billion 1. Cash and cash equivalents and short-term investments as of December 2, 2021 2. Includes aircraft and other physical assets, but excludes significant value from the Company’s Rapid Rewards® loyalty program 3. Net cash position is calculated as the sum of cash and equivalents and short-term investments, less the sum of short-term / long-term debt Note: 2019 values as of year-end 2019 Note: 2021 values as of September 30, 2021 Pre-pandemic (2019): Credit ratings Leverage Net cash position3 Unencumbered assets2 Investment grade 56% >$11 billion $4.8 billion Current (2021):

Page 20 Strong net cash position Our net cash position increased $3.4 billion during the pandemic, widening the gap to other U.S. carriers $4.8 $1.7 $0.5 -$0.5 -$0.9 -$1.5 -$14.6 -$14.7 -$24.1 -$20 -$30 $0 -$10 $10 Net cash (debt) (in billions) $1.4 $0.4 -$1.0 -$1.0 -$1.1 -$8.3 -$9.9 -$20.5 $10 $0 -$10 -$30 -$20 $0.0 4Q 2019 3Q 2021 Change in net cash $3.4 $1.3 $0.5 $0.5 $0.1 -$0.4 -$6.3 -$4.8 -$3.6 Note: Net cash position is calculated as the sum of cash and cash equivalents and short-term investments, less the sum of short-term and long-term debt. Source: Company filings

Page 21 - 5.00 10.00 15.00 20.00 25.00 30.00 2018 Southwest Legacy LCC ULCC 3 2021 1 2 (i n c e n ts ) 1. Legacy airlines: American, Delta, United 2. LCC airlines: JetBlue, Alaska, Virgin America 3. ULCC airlines: Spirit, Allegiant, Frontier Source: DOT form 41 and T100 data, through June 30, 2021. Estimated unit costs have been stage-length adjusted to Southwest’s average 2017 stage-length, represents domestic mainline. Our business model and point-to-point network provide sustainable, long-term unit cost advantages compared with the majority of the domestic airline industry Sustainable cost position Our cost position remains competitive and is supported by structural business model advantages Domestic operating expenses per available seat mile, excluding fuel

Five year cost plan

We intend to restore our pre-pandemic productivity and leverage our business model advantages to help combat inflation during post-pandemic recovery

Productivity goals

210M+	~80	6+	80+
ASMs per aircraft[1]	FTEs per aircraft[2]	Average trips per gate[3]	ASMs per gallon

Restore pre-pandemic productivity

Restore depth and frequency to the network
- Drives aircraft and facility productivity
- Supports reliability and recovery

Restore operational reliability
- Increased People productivity
- More efficient crew routings

Continuously improve and modernize to achieve results and help combat inflation

Expanded Customer self-service options in our airports

More efficient flight plans with improved turn time

More automated / integrated network recovery tools

Optimized maintenance planning and daily execution

We expect higher CASM-X[4] inflation in 2022, with a goal to return to pre-pandemic annual inflation levels in the low single digit range

1. Aircraft on property
2. Excludes contractors; part-time Employees counted as 0.5 fulltime equivalent Employees (FTEs); aircraft on property
3. Includes common use, preferential use, and exclusive use gates
4. Cost per Available Seat Mile, excluding fuel and oil expense, profitsharing, and special items

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Southwest

Page 23 1. Based on market values as of November 29, 2021. Brent crude oil average market prices as of November 29, 2021, were approximately $71, $68, and $66 per barrel for 2022, 2023, and 2024, respectively. 2. Compared with 2019 fuel burn We plan to continue building our fuel hedging portfolio with a goal to provide short-term, upside protection against rising jet fuel prices Fuel hedging protection We have maintained a consistent, multi-year fuel hedging program to provide insurance against material spikes in jet fuel prices with solid protection in 2022 Brent Price 2022 2023 2024 $60 $.01 $ — $ — Current Market1 $.10 $.01 $ — $80 $.20 $.09 $.02 $90 $.35 $.17 $.05 $100 $.49 $.25 $.09 $110 $.63 $.32 $.12 $120 $.78 $.39 $.13 Fair market value1 (in millions) ~$364 ~$218 ~$69 Max percentage hedged2 59% 37% 17% Estimated fuel hedging settlement gains (Brent price per barrel; hedging gains per gallon)

2022 guidance

We expect 2022 to be a transition year in terms of pandemic recovery and operational efficiency; however, we expect to generate solid profits and margins

Guidance metric	1Q 2022	2022
Aircraft[1]	727	814
ASMs[2] (vs. 2019)	Down ~6%	Down 3% to Up 2%
Fuel costs per gallon[3]	$2.05 to $2.15	$2.05 to $2.15
CASM-X[4] (vs. 2019)	Up 10% to 14%	Up 8% to 12%
Debt repayments[5]	~$60M	~$455M
Interest expense	~$110M	~$440M
Capital spending (CapEx)	Not provided	~$5.0B[6]

1. Aircraft on property, end of period; net of 6 retirements planned in 1Q 2022 and 28 in FY2022
2. Available Seat Miles
3. Includes fuel taxes, fuel hedging premium expense of $0.06 and $0.05 per gallon, and favorable cash settlements from fuel derivative contracts of $0.13 and $0.10 per gallon for 1Q 2022 and full year 2022, respectively
4. Cost per Available Seat Mile, excluding fuel and oil expense, profitsharing, and special items
5. Contractual debt repayments
6. Represents current contractual payments to The Boeing Company (Boeing) for firm aircraft and the assumption that the Company exercises all 42 remaining 2022 options, in addition to ~$900 million in non-aircraft CapEx. Excluding any further option exercises in 2022, the Company's 2022 CapEx would be ~$2.8B, also including ~$900 million in non-aircraft CapEx.

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Southwest

Page 25 Five year targets 2022 through 2026 represents an unprecedented time period as the pandemic recovery may be choppy; however, our goal is to produce steady profits and returns We expect to make significant progress toward our financial goals in 2022 and, assuming continued pandemic recovery and sufficient staffing, achieve our annual targets beyond 2022 Metric Annual targets through 2026 ASM growth Mid single digits1 CASM-X growth Low single digits1 RASM growth2 In excess of CASM growth Net margin Expand and maintain industry-leading After-tax ROIC Well above WACC Capital spending (CapEx) Average of ~$3.5 billion3 Shareholder returns Return to dividend in 2023 and utilize share repurchases based on free cash flow and debt repayments ESG: Environmental Maintain carbon neutral growth to 2019 levels and minimize carbon footprint in support of long-term goal to be carbon neutral by 2050 1. 2022 year-over-year ASM and CASM-X growth is expected to vary from annual targets above due to pace of expected capacity ramp-up following significant capacity cuts in 2020 and 2021. Depending on the rate of network restoration, years beyond 2022 could vary from annual targets. 2. Revenue per Available Seat Mile (RASM) 3. Includes an increase in aircraft replacement CapEx beginning in 2022 to support fleet modernization and an average of 30-35 737-700 retirements annually.

Fleet modernization

Fleet modernization provides significant cost benefits while providing flexibility for growth or accelerated retirements

Boeing order book
As of December 8, 2021

	-7 firm orders	-8 firm orders	-7 or -8 options	Additional -8s	Total
2021	--	19	--	9	28[1]
2022	72	--	42	--	114
2023	52	--	38	--	90
2024	30	--	56	--	86
2025	30	--	56	--	86
2026	15	15	40	--	70
2027+	65	115	6	--	186
Total	264[2]	149[3]	238	9[4]	660

- Since October 21st, we exercised 14 -7 options for 2023 delivery, and we continue to plan for 30 to 35 737-700 retirements annually. Aircraft CapEx could range from $1B to $2.5B in 2023 through 2026 with non-aircraft CapEx in line with historical levels in the $800M to $900M range

Note: Boeing 737-7 (-7); Boeing 737-8 (-8)
1. All 28 -8s were delivered as of September 30, 2021, consisting of 19 owned and 9 leased aircraft.
2. Deliveries for the -7 is dependent on the Federal Aviation Administration (FAA) issuing required certifications and approvals to Boeing and the Company. The FAA will ultimately determine the timing of the -7 certification and entry into service, and the Company therefore offers no assurances that current estimations and timelines are correct.
3. The Company has flexibility to designate firm orders or options as -7s or -8s, upon written advance notification as stated in the contract.
4. These 9 additional -8 aircraft are leases acquired from various third parties and delivered as of September 30, 2021.

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Southwest

Non-GAAP reconciliation

	Twelve months ended December 31,				
	2015	2016	2017	2018	2019
Operating income, as reported	$ 4,116	$ 3,522	$ 3,407	$ 3,206	$ 2,957
Special revenue adjustment[1]	(172)	-	-	-	-
Contract ratification bonuses	334	356	-	-	-
Net impact from fuel contracts	(323)	(201)	(156)	(14)	-
Lease termination expense	-	22	33	-	-
Boeing 737-300 aircraft grounding charge	-	-	63	-	-
Acquisition and integration costs[2]	39	-	-	-	-
Litigation settlement	(37)	-	-	-	-
Asset impairment	-	21	-	-	-
Gain on sale of retired Boeing 737-300 aircraft	-	-	-	(25)	-
Operating income, non-GAAP	$ 3,957	$ 3,720	$ 3,347	$ 3,167	$ 2,957
Net adjustment for aircraft leases[3]	114	110	110	99	120
Adjustment for fuel hedge accounting[4]	(124)	-	-	-	-
Adjusted operating income, non-GAAP (A)	$ 3,947	$ 3,830	$ 3,457	$ 3,266	$ 3,077
Non-GAAP tax rate (B)		36.7%	36.1%	22.1%	22.2%
Net operating profit after-tax, NOPAT (A* (1-B) = C)		$ 2,424	$ 2,210	$ 2,545	$ 2,394
Debt, including finance leases[5]	$ 2,782	$ 3,304	$ 3,259	$ 3,521	$ 3,070
Equity[5]	7,032	7,195	8,194	9,853	9,869
Net present value of aircraft operating leases[5]	1,223	1,015	785	584	512
Average invested capital	$ 11,037	$ 11,514	$ 12,238	$ 13,958	$ 13,451
Equity adjustment for hedge accounting[4]	1,027	886	296	(144)	2
Adjusted average invested capital (D)	$ 12,064	$ 12,400	$ 12,534	$ 13,814	$ 13,453
Non-GAAP ROIC, pre-tax (A/D)	32.7%	30.9%	27.6%	23.6%	22.9%
Non-GAAP ROIC, after-tax (C/D)	20.5%	19.5%	17.6%	18.4%	17.8%

1.One-time adjustment related to the amendment of the Company's co-branded credit card agreement with Chase Bank USA, N.A. and a resulting change in accounting methodology.
2. Pursuant to the terms of the Company's ProfitSharing Plan, acquisition and integration costs were excluded from the calculation of profitsharing expense from April 1, 2011, through Dec. 31, 2013. These costs, totaling $385 million, were amortized on a pro rata basis as a reduction of operating profits, as defined by the ProfitSharing Plan, from 2014 through 2018, in the calculation of profitsharing. In addition, acquisition and integration costs incurred during 2014 and 2015 reduced operating profits, as defined, in the calculation of profitsharing.
3. Net adjustment related to presumption that all aircraft in fleet are owned (i.e., the impact of eliminating aircraft rent expense and replacing with estimated depreciation expense for those same aircraft). The Company makes this adjustment to enhance comparability to other entities that have different capital structures by utilizing alternative financing decisions.
4. The Equity adjustment for hedge accounting in the denominator adjusts for the cumulative impacts, in Accumulated other comprehensive income and Retained earnings, of gains and/or losses associated with hedge accounting related to fuel hedge derivatives that will settle in future periods. The current period impact of these gains and/or losses is reflected in the Net impact from fuel contracts in the numerator. For 2015, the Adjustment for fuel hedge accounting in the numerator is due to the Company's accounting policy decision to classify fuel hedge accounting premiums below the Operating income line, and thus is adjusting Operating income to reflect such policy decision. With the adoption of Accounting Standards Update No. 2017-12, Targeted Improvements to Accounting for Hedging Activities, the Company was required to report premium expense associated with hedges as a component of Fuel and oil expense, and thus was included in Operating income, as reported, beginning with year-ended December 31, 2016.
5. Calculated as an average of the five most recent quarter end balances or remaining obligations. The Net present value of aircraft operating leases represents the assumption that all aircraft in the Company's fleet are owned, as it reflects the remaining contractual commitments discounted at the Company's estimated incremental borrowing rate as of the time each individual lease was signed.

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Southwest

Andrew Watterson EVP & Chief Commercial Officer Presentation

Page 29 Points of strength Our unique point-to-point network, low fares, and famous Hospitality have made Southwest an attractive choice for Customers in cities across the U.S. Top 50 U.S. city where Southwest was #1 in Passengers carried Source: U.S. DOT O&D Survey data for the twelve months ended 12/31/19 based on domestic passengers boarded. Data accessed 10/15/21 using Cirium Diio Mi. 1. Top 50 cities includes co-terminals (NYC, LAX, SFO, CHI, WAS, MCO, DAL, FLL, BOS, SEA, PHX, HOU, TPA, PHL, STL, RSW, CLE, CVG, PIT, CMH, and BUF). Top 50 U.S. Domestic Cities: Southwest was #1 in 23 of Top 501 Cities where Southwest carried more Passengers than any other airline in 2019 Top 50 city where Southwest carried the 2nd most Passengers SJU Top 50 city where Southwest was outside of the top two carriers for Passengers

Page 30 Existing Revenue Pools Idle Southwest Assets Deploy Idle Assets to New Revenue Pools Demand in existing revenue pools has been limited during COVID-19 and normal post-recession business travel patterns will create a gap post-COVID With demand limited, we can’t fully use our schedule capacity, creating a supply of assets (People, aircraft, etc.) that are underutilized New opportunities open up entirely new revenue streams beyond those currently served to create opportunities for People and aircraft New revenue pools We re-deployed idle aircraft and Employees while travel demand was reduced across our network, which helped us better manage cash burn

Increased leisure market breadth by 32%

We added service in leisure destinations during the pandemic, especially locations where Customers can enjoy the outdoors, and repurposed ~125 aircraft

Hawaii
Expanding access to the Aloha State

177% increase in scheduled Hawaii flying
December 2019 vs December 2021

New gateways in 2021:

Los Angeles	Las Vegas
Long Beach	Phoenix

18 new routes connect the US mainland with HI
Since 2020

New Stations
Providing new leisure destinations

18 new Stations
Announced in 2020 and 2021

9 leisure-focused:
- Bozeman, Mont.
- Destin/Fort Walton Beach, Fla.
- Montrose (Telluride), Colo.
- Myrtle Beach, S.C.
- Palm Springs, Calif.
- Santa Barbara, Calif.
- Sarasota/Bradenton, Fla.
- Steamboat Springs (Hayden), Colo.
- Savannah, Ga.

Origins: BLI, COS, EUG, FAT, SYR, JAN

Co-terms: MIA, ORD, IAH

New online connections
Leveraging existing network

~70 routes launched since June 2020
Excluding new Stations and HI

58 Stations received new nonstop service
Excluding new Stations

More nonstop markets than any other airline[1]
Between cities with Southwest svc.

These additions have utilized aircraft and Employees that would have otherwise been idle during the pandemic

Page 31

1. Diio schedule data for December 2021 for US airlines. Data accessed 10/15/21.

Southwest

Adding points of strength

By connecting new service with existing points-of-strength, we leveraged Customer depth in Stations where Southwest is #1 or #2

Hawaii
New route trips by Southwest origin share position[1]


100%
Connections to cities where Southwest was #1 by Passenger volume

New Stations
Trips from new Stations by Southwest origin share position[1]


71%
#1 cities
22%
#2 cities
7%
Other cities

New online connections
Trips by Southwest origin share position[1]


79%
#1 cities
19%
#2 cities
2%
Other cities

1. "New routes" refers to routes launched in July 2020 and later; "New Stations" refers to all Stations that have been announced by Southwest since the start of 2020 (this excl. ITO/CZM)

Note: All trip counts based on total December 2021 departures in each described market. All share positions based on Diio O&D data (roundtrip) by city
Co-terms: NYC, LAX, SFO, CHI, WAS, MCO, DAL, FLL, BOS, SEA, PHX, HOU, TPA, PHL, STL, RSW, CLE, CVG, PIT, CMH, and BUF
Data Accessed 10/15/21. Future schedules subject to change.

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Southwest®

Southwest Business and GDS

During the pandemic, we continued our multi-year investment in Southwest Business to enable progress towards capturing new revenue

Southwest Business investments

Operational

Rapid Rewards Business: Giving businesses the ability to earn Rapid Rewards points

Managed Contracts: Grew managed contracts from ~1,750 to ~3,400 since 2018

People

Account Coverage: Grew our in-market Sales Team coverage from 14 cities to 28 cities since 2018

Technology

Global Distribution Systems (GDS): Industry standard with ARC settlement in all major GDS'

Direct Channels and Mobile Booking: Continued investment in SWABIZ and direct-connect API as well as launch of mobile booking via mobile Web, iOS, and Android

NDC Connect: ATPCO partnership allowing more efficient direct connect channel growth

Southwest vs Industry

Business Travel News (BTN) Survey Results

Scores range from 0 (lowest) to 5 (highest)



Southwest
United
American
Delta
5
4
3
3.23
3.46
3.53
3.87
2017
2018
2019
2020

Customers have taken notice of our continued investment in Southwest Business, closing our gap versus the industry

Page 33

Southwest

Page 34 Network status and ASM growth Our additional leisure service added during the pandemic increased the breadth of our overall network, which we intend to maintain coming out of the pandemic Network status KPIs July 2019 July 2021 Trips1 3,910 3,387 O&Ds offered 3,494 4,604 Itineraries 40,614 42,845 Avg. depth per route 3.05 2.37 We plan to restore the vast majority of our pre-pandemic network, and expect to restore more than half of our pre-pandemic peak-day trips by summer 2022 +32% (Breadth) -22% (Depth) -13% +5% 2022 ASMs (vs 2019) Illustrative point contribution 2022 New cities New online ex HI New online Hawaii Original Hawaii Same store 1. Trips flown (daily avg. for month)

Network restoration

Continued schedule restoration and future network investment is intended to bolster offerings in places where we have a very strong Customer base

Southwest restoration
December 2021 → Full Restoration



86%
Restoration to cities where Southwest was #1 by Passenger volume
7%
#2 cities
7%
Other cities

Southwest restoration in Top 50 U.S. Cities[1]
December 2021 → Full Restoration



98%
Cities with high levels of restoration planned (▲) account for 98% of all Southwest restoration
Top 50 US city where Southwest was #1 in Passengers carried (YE2019)
Top 50 city where Southwest carried the 2nd most
Top 50 city where Southwest was outside of the top 2
High levels of restoration planned

› Restoration, predominantly in strong Southwest Customer bases, is expected to provide low-risk, high-return opportunities that will also benefit overall reliability

Sources: Map/Bar Chart - U.S. DOT O&D Survey data for the twelve months ended 12/31/19 based on domestic passengers boarded; Scheduled departing flights for December based on 12/20/21 schedule vs Full Restoration plan. Data accessed 10/15/21 using Cirium Diio Mi (all future schedules subject to change).
1. Top 50 cities includes co-terminals (NYC, LAX, SFO, CHI, WAS, MCO, DAL, FLL, BOS, SEA, PHX, HOU, TPA, PHL, STL, RSW, CLE, CVG, PIT, CMH, and BUF).

Page 35
Southwest

Page 36 Dallas Austin City pair restoration We plan to restore frequencies in markets across the system as Southwest continues restoring the network in the wake of the COVID-19 pandemic Weekday frequency examples1 Pre-pandemic, mid-pandemic, and current scheduled Dec. 2021 restoration System-wide restoration2 Same-store markets Oakland Burbank Chicago St. Louis 10 March 2020 Pre-pandemic 13 7 4 March 2021 Mid-pandemic 4 3 8 December 2021 Current 12 4 Restoration occurring as depth additions 79% Average industry position of SWA in restoration markets 1.3 1. Departures in each example market on 3/9/20, 3/8/21, and 12/20/21 (Diio) scheduled as of 10/15/21. 2. Same-store market restoration: Diio, December 20, 2021 (as of 10/15/21) vs Full Restoration plan, Daily and Non-stop Note: All future schedules subject to change. Check Southwest.com for current schedule information.

Page 37 New capabilities and initiative pipeline As we’ve done historically, we’re planning and investing in the next set of opportunities to drive revenue performance in 2022-2023 Commercial development pipeline Multi-year projects to develop capabilities have continued to be funded throughout the pandemic and beyond 2016-2017 2018-2019 2020-2021 2022-2023 • Network restoration • New market maturation • Southwest Business / GDS • New fare product • Revenue Management System modernization • New co-brand credit card agreement • Amadeus reservation system • Southwest Business launch • Revenue management capabilities (Bid Price, 26 Fare Classes, Time of Day pricing) to build upon new reservation system capabilities • Hawaii launch • southwest.com and mobile improvements and optimization • Launch of 18 new cities and Hawaii expansion • GDS implementations • Revenue management capabilities (Dual Reservation Booking Designator) We are already planning the next set of revenue initiatives for 2024 and beyond, such as a more robust Southwest Vacations program

Page 38 New capabilities: Network Our plans for the network focus on restoring the depth from our pre-pandemic network and maintaining and optimizing our breadth Network restoration New market maturation Initiative Description: Adding back trips to the network that existed prior to the pandemic is low risk as it reestablishes depth to historically strong Southwest markets Launch Expectation: Currently underway and will continue through 2022-2023 as hiring ramps up, aircraft are delivered and put into service, and business demand recovers Related Initiatives: • Southwest Business / GDS • New fare product • Return to pre-pandemic efficiency levels Initiative Description: Continue to mature 18 new airports and Hawaii expansion launched during the pandemic through increasing Customer awareness to improve financial performance towards “steady state” Launch Expectation: Currently underway and will continue through 2022-2023 as performance is tracked and optimized Related Initiatives: • Southwest Business / GDS • New co-brand credit card agreement 1 2

Page 39 New capabilities: Demand In coordination with restoring our network, we plan to generate increased demand through Corporate travel and an enhanced product offering Southwest Business / GDS New fare product Initiative Description: Continued investment and execution in “closing the gap” with peers in how we partner with Corporate Travel Customers at a large scale (channel availability, organization of workforce, relationships, Customer support, etc.) Launch Expectation: Currently underway with some value already being realized, with impact scaling up with the return of overall business travel demand Related Initiatives: • Network restoration • New fare product • New market maturation • Revenue Management System modernization Initiative Description: Launch of a new, 4th fare product that enhances the overall product offering for Customers while also increasing benefits tied to existing ‘Wanna Get Away’, ‘Anytime’, and ‘Business Select’ products Launch Expectation: Anticipated launch in 2Q 2022 Related Initiatives: • Southwest Business / GDS • Network restoration 3 4

Page 40 New capabilities: Optimization We plan to increase demand and yields through a new Revenue Management System, as well as increase revenue from a new co-brand credit card agreement Revenue Management System New co-brand credit card agreement Initiative Description: Implementation of a new Revenue Management System (RMS) to improve processes and maximize revenue through enhanced passenger demand forecasting Launch Expectation: Currently live and in a pilot program; expect to progressively expand the percent of overall business managed in 2022 Related Initiatives: • Southwest Business / GDS Initiative Description: The agreement extends co-branded credit card contract with Chase for five and a half years into 2030. We are excited about this new deal, which reflects the strength of our industry-leading Southwest Airlines brand, loyalty program, and co-branded credit card portfolio Launch Expectation: Contract renegotiated in 4Q 2021 Related Initiatives: • New market maturation 5 6

Page 41 New capabilities Southwest has a healthy pipeline in 2022 and 2023 to drive commercial and revenue performance Network restoration New market maturation Southwest Business New fare product RMS modernization New co-brand credit card agreement Portfolio of new initiatives provides significant financial value by 2023 1 2 3 4 5 6 Low risk capacity additions over the next several years

Mike Van de Ven President & Chief Operating Officer Presentation

Page 43 Ramp up in flight activity and performance As the demand environment improved in the spring, we began to increase flight activity rapidly, adding 1,000 additional flights from April to July Average scheduled daily flights By Month; Feb-Nov 2021 1,500 2,000 2,500 3,000 3,500 4,000 February – May June – August September - October November 2021 85% 66% 76%1 81% Ontime performance: Additional 1,000 Daily Flights Returns Begin from Extended Leaves Max Pilot Training & Return to Service Aircraft Removed from Storage and Returned to System New Stations Added to Network Feb 2020 ~3,600 Flights Feb 2021 ~1,900 Flights Original 2H 2021 Flight Activity 1. Excludes October 8th Event & Recovery

Page 44 Recent operational challenges As we ramped up the airline across the summer, we experienced a challenging operating environment that we have worked to address • +18 new airports • Increased itineraries offered • Reduced market frequencies • Higher percentage of leisure Travelers • More Passengers & bags per flight • Greater volume of transfer Passengers & bags at certain locations • Increased COVID hours • Increased sick rates • Greater reserve utilization & mandatory overtime rates Network Breadth 1 Greater network breadth & connectivity with less depth for recoverability Staffing Environment 3 Day-to-day variability of our staffing levels across Operations workgroups Turn Complexity 2 Greater work volume & transfer operation demands for our Turns

Page 45 Thanksgiving performance As we have stabilized the operation, our recent holiday performance highlighted our improvements 90% 85% 77% 94% 88% 87% 50% 60% 70% 80% 90% 100% 2017 2018 2019 2020 2021 5-Yr. Avg. Ontime Performance: Thanksgiving Week 2017-2021; DOT Ontime Performance 3.35 3.84 3.24 1.96 2.71 3.17 0.00 1.00 2.00 3.00 4.00 2017 2018 2019 2020 2021 5-Yr. Avg. Baggage Performance: Thanksgiving Week 2017-2021; Mishandled Baggage Rate Source: Southwest Internal Data

Page 46 The advantages of the Southwest network Our network design and operating model deliver significant competitive advantages for our operation and serve as the foundation of our cost structure 2019

Page 47 20 10 5 0 5 10 15 20 25 Legacy LCC ULCC 2 Fleet productivity Our design enables us to produce more flights with less scheduled time than the competition, driving a structural cost advantage Block and turn minutes in excess of Southwest Airlines 1. Legacy airlines: American, Delta, United 2. LCC airlines: JetBlue, Alaska 3. ULCC airlines: Spirit, Frontier Note: Total time is combined scheduled block and turn time; Block time gap is the average difference between WN and OA in markets that overlap. Turn time calculated by applying OA turn time rates (minutes/seat) to WN’s total seat count in 2021, then finding the difference to WN Source: masFlight 1 3

Page 48 C o s t OTP H L H Longer-term Improvement Pursue future operational capabilities to lower curve 2 Drive down costs further by producing ‘more with less’ C o s t OTP H L H Summer 2021 OTP & Cost Optimal OTP & Cost Plan to optimal position on today’s cost curve 1 Deliver consistent ontime performance producing a lower cost operation Optimal cost performance As part of our operational design, we are working towards an optimal performance target that balances planned schedule investment with daily execution costs

Recent accomplishments

We have been adapting the operation to support a larger, more advanced airline over the last several years that provides a foundation for our future plans

2015

Network Ops Center



Improved daily Ops execution

Self-tagging Kiosk

Streamlined baggage check-in

Station Command Centers

Mega Station decision support

LEAD Center



New Pilot training center

Baker Recovery Optimizer

Automated aircraft recovery solutions

Commodity Scanning

Bags & freight loading accuracy

MAX 8 Return-to-service

Fleet modernization

ETOPS Certification

Extended / overwater Ops

Ops Suite Implementation

Foundational System

Maintenance System

All fleet in single MX system

Today

Page 49

Southwest

Page 50 Focus of our operational strategy As we look to the future of our operation, we are focused on key efforts to complete our operational transformation and build on our competitive advantages Modernize …our fleet, processes, and technical infrastructure …our Customers & Employees with information & tools Mobilize Optimize …our decision support tools to drive better system-level results To fully transform the operation, we must continue to…

Bob Jordan EVP & Incoming CEO Closing

10 minutesBreak

Panel of speakersQ&A

Page 54 Thank you for attending!